UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

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First Financial Service Corporation
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April 21, 2014

Dear Shareholder:

On behalf of your Board of Directors, you are cordially invited and encouraged to attend the 2014 Annual Meeting of Shareholders of First Financial Service Corporation to be held at our corporate headquarters, 2323 Ring Road, Elizabethtown, Kentucky on Wednesday May 21, 2014 at 5:00 p.m.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will report on our business and operations. Our Annual Report, which accompanies our proxy statement, contains detailed information concerning activities and operating performance during 2013.

To ensure that you are represented at the meeting, please vote via telephone, via Internet or complete, sign, and return the enclosed proxy card as soon as possible. Your vote is important. Your early attention to the proxy statement will be greatly appreciated because it will reduce the cost we incur in obtaining your voting instructions. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card. Shareholders holding stock in brokerage accounts (“street name holders”) may be asked to produce a brokerage statement reflecting stock ownership as of the record date and provide photo identification.

We look forward to seeing you at the meeting.

Sincerely,

Greg Schreacke

President

Important Notice Regarding the Availability of Proxy Materials for the

Shareholders Meeting to be Held on May 21, 2014:

This proxy statement and our 2013 Annual Report to Shareholders,

including Form 10-K, are available at www.ffsbky.com under “Investor Relations.”

FIRST FINANCIAL SERVICE CORPORATION

2323 Ring Road

Elizabethtown, Kentucky 42702-5006

(270) 765-2131

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held on May 21, 2014

The Annual Meeting of Shareholders of First Financial Service Corporation will be held at our corporate headquarters, 2323 Ring Road, Elizabethtown, Kentucky, on Wednesday, May 21, 2014 at 5:00 p.m.

A proxy card and a proxy statement for the meeting are enclosed.

The purposes of the meeting are to act upon the following proposals being submitted to shareholders:

1.	To elect three directors of the Corporation;

2.	To vote, on an advisory basis, on the compensation of the named executive officers;

3.	To vote, on an advisory basis, on the frequency of holding an advisory vote on the compensation of the named executive officers;

4.	To ratify the selection of Crowe Horwath LLP as our independent registered public accounting firm; and

5.	To act upon such other matters as may properly come before the meeting or any adjournments thereof.

The Board of Directors is not aware of any other business to come before the meeting.

Shareholders of record at the close of business on April 10, 2014 are entitled to vote at the meeting and any adjournments thereof.

Please vote via telephone, via Internet or complete and sign the enclosed proxy card, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. If you attend the meeting, you can choose to revoke your proxy and elect to vote in person.

By Order of the Board of Directors,

Janelle Poppe
Corporate Secretary

Elizabethtown, Kentucky

April 21, 2014

YOUR VOTE IS IMPORTANT.

We encourage you to vote by telephone or Internet in order to reduce our mailing and handling expenses. If voting by mail, the prompt return of proxy cards will save us the expense of further requests for proxy cards in order to insure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

FIRST FINANCIAL SERVICE CORPORATION

Annual Meeting of Shareholders

May 21, 2014

PROXY STATEMENT

About the Annual Meeting

Why have I received these materials?

We are mailing this proxy statement and the accompanying proxy to shareholders on or about April 21, 2014. Your proxy is being solicited by the Board of Directors of First Financial Service Corporation (which we refer to throughout this proxy statement as “First Financial Service Corporation,” or “the Corporation,” or “we,” or “our”) in connection with our 2014 Annual Meeting of Shareholders to be held at our corporate headquarters, 2323 Ring Road, Elizabethtown, Kentucky, on Wednesday, May 21, 2014 at 5:00 p.m., and any adjournment thereof.

What am I voting on?

•	The election of three directors.

•	A proposal to approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement.

•	An advisory vote on the frequency of holding an advisory vote on the compensation of the named executive officers.

•	The ratification of the selection of Crowe Horwath LLP as the Corporation’s independent registered public accounting firm for 2014.

Who is entitled to vote at the annual meeting?

Holders of record of the common stock of First Financial Service Corporation as of the close of business on April 10, 2014 will be entitled to vote at our annual meeting. On April 10, 2014, there were 4,878,959 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote, except in the election of directors when cumulative voting applies.

How do I vote my shares at the annual meeting?

If you are a “record” shareholder of common stock (that is, if you hold common stock in your own name on the stock records maintained by our transfer agent, Registrar and Transfer Company), you may complete and sign the accompanying proxy card and return it in the postage paid envelope provided, vote via telephone, via Internet or deliver it in person. The shares represented by your proxy card will then be voted as you instruct. If you return your signed proxy card but do not mark your voting instructions, then your shares will be voted FOR the election of the directors, FOR approval of executive compensation, FOR the option of “1 Year” as the frequency with which shareholders are provided an advisory vote on the compensation of its Named Executive Officers included in the Company’s proxy statement and FOR the ratification of auditors.

“Street name” shareholders of common stock (that is, shareholders who hold common stock through a broker or other nominee) who wish to vote at the annual meeting will need to obtain a “legal proxy” form from the institution that holds their shares and then follow the voting instructions on that form.

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If you are a participant in the First Financial Service Corporation 401(k)/Employee Stock Ownership Plan (KSOP), you will receive a proxy card for the shares that you own through that plan. That proxy card will serve as a voting instruction card for the trustees of the plan. If you own shares through the plan and do not direct the trustees how to vote your shares, the plan trustees will vote your shares in the same proportion as they are directed to vote the shares for which they receive instructions from plan participants.

Can I change my vote after I return my proxy card?

Yes. After you have submitted a proxy card, you may change your vote at any time before the annual meeting by submitting either a notice of revocation to the Corporate Secretary of First Financial Service Corporation, 2323 Ring Road, P.O. Box 5006, Elizabethtown, Kentucky, 42702-5006, or a proxy bearing a later date. You may attend the annual meeting, revoke your proxy card and vote in person. In each case, the last submitted vote will be recorded and the earlier vote revoked. Your attendance at the annual meeting will not revoke your proxy card unless you provide written notice of revocation.

What constitutes a quorum for purposes of the annual meeting?

The presence at the annual meeting of the holders of a majority of all outstanding shares of common stock entitled to vote at the meeting, whether in person or by proxy, constitutes a quorum for the transaction of business at the annual meeting. Proxy cards marked as abstaining on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

A broker or other nominee may generally vote your shares without instruction only on routine matters. Proposal 4 is a routine matter for which brokers may vote without instruction from beneficial owners. If a broker submits a proxy to vote on Proposal 4, the shares represented by the proxy will treated as present at the meeting for purposes of determining a quorum.

A broker “non-vote” occurs when your broker submits a proxy for your shares, but does not indicate a vote for a particular “non-routine” proposal (such as Proposals 1, 2 and 3) because your broker does not have authority to vote on that proposal and has not received specific voting instructions from you. Broker non-votes are not counted as votes for or against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for a non-routine proposal.

What vote is required to approve each item?

Directors will be elected by a plurality of the total votes cast at the annual meeting. With three directors to be elected at the meeting, this means that the three nominees receiving the highest number of votes will be elected.

The proposals to approve the Corporation’s executive compensation (Proposal 2) and to ratify the selection of its independent public accountants (Proposal 4) will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

With respect to Proposal 3, which provides a choice of three options for the frequency of holding an advisory vote on the compensation of the named executive officers, the option receiving the receiving the highest number of votes will be the option selected by the shareholders.

Any other matter to be voted upon at the annual meeting will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

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How do I vote cumulatively for directors?

Under cumulative voting, each shareholder is entitled to cast a total number of votes equal to the number of shares of common stock he or she owns, multiplied by the number of directors to be elected. You may cast all of your votes for a single nominee for director, or you may distribute them among two or more nominees, as you wish.

Who counts the votes?

Inspectors of election, appointed for the meeting, tabulate votes cast in person or by proxy at the annual meeting. These inspectors also certify the results of the voting. The inspectors will also determine whether or not a quorum is present at the meeting.

How are abstentions treated?

On Proposal 1, the election of directors, a shareholder may withhold authority to vote for one, more than one, or all of the nominees. The inspectors will treat shares either voted for or withheld from any nominee as shares that are present for purposes of determining the presence of a quorum.

On Proposal 3, a shareholder may vote for one of three options or may abstain from voting.

On Proposal 2, Proposal 4 and any other proposal that may properly come before the annual meeting, a shareholder may vote in favor of the proposal, vote against the proposal or abstain from voting. Abstentions will have no effect on Proposals 2, 3 or 4 or any other proposal.

What information do I need to attend the annual meeting?

We do not use tickets for admission to the annual meeting. If you hold your shares in street name, please bring a copy of a recent statement from your brokerage account or similar record to show you are a beneficial holder of our stock. If you are voting in person, we may ask for photo identification.

How does the Board recommend that I vote my shares?

The Board recommends that you vote:

•	For the election of the nominees listed in this proxy statement (Proposal 1); and

•	For the proposal to approve, on an advisory basis, the compensation of the Corporation’s executives as disclosed in this proxy statement (Proposal 2).

•	For “1 Year” on the advisory vote on the frequency of holding an advisory vote on the compensation of the named executive officers.

•	For the ratification of Crowe Horwath LLP as the Corporation’s independent registered public accounting firm for 2014.

With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interest of our company. When this proxy statement went to press, the Board of Directors did not know of any matters to be presented for consideration at the annual meeting other than the election of directors, the advisory vote on compensation, the advisory vote on the frequency of holding an advisory vote on compensation, and the ratification of our independent registered public accounting firm for 2014.

Who will bear the expense of soliciting proxy cards?

We will bear the cost of soliciting proxy cards in the form enclosed. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our employees and/or transfer agent. We reimburse brokers holding common stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such common stock.

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BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth the beneficial ownership of our common stock as of April 10, 2014 by our directors and director nominees, our current executive officers named in the Summary Compensation Table, and all of our directors and executive officers as a group. There were no persons, other than Mrs. Cleaver, known to us to beneficially own more than 5% of our common stock.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Gail L. Cleaver(2)	262,910	5.4%
Gregory S. Schreacke(3)	100,297	2.1
J. Stephen Mouser	95,076	1.9
B. Keith Johnson(4)	90,830	1.9
John L. Newcomb, Jr.	68,052	1.4
Anne Moran(5)	43,989	*
Roger T. Rigney	42,488	*
Michael L. Thomas	21,097	*
Donald Scheer	20,837	*
Diane E. Logsdon	18,925	*
Frank Perez(6)	15,000	*
Dann Small(7)	11,697	*
Phillip J. Keller	9,934	*
Charles Chaney(8)	5,900	*
Robert Whartenby	5,400	*

Directors, Nominees and Executive Officers as a group (9) (15 persons)	812,432	16.6%

*Represents less than 1%.

(1)	Unless otherwise indicated, each of the listed shareholders has sole voting and investment power with respect to the shares. Under SEC rules, a person is considered to be the beneficial owner of securities that the person may acquire within 60 days through the exercise of options. Such exercisable options are included in the total number of outstanding shares when computing the percentage beneficially owned by the person or a group. They are not included in the total number of outstanding shares when computing the percentage of shares beneficially owned by any other person or group.
(2)	Mrs. Cleaver’s business address is P.O. Box 11863, Lexington, Kentucky 40511.
(3)	Includes 12,570 shares under its Employee Stock Purchase Plan (“ESPP”) for which Mr. Schreacke has voting power, and 25,000 shares underlying exercisable options.
(4)	Includes 21,165 shares held by the Bank’s KSOP and 2,003 shares under the ESPP for which Mr. Johnson has voting power.
(5)	Includes 817 shares held by the Bank’s KSOP and 673 shares under the ESPP for which Ms. Moran has voting power, and 36,000 shares underlying exercisable options.
(6)	Includes 7,000 shares underlying exercisable options.
(7)	Includes 3,497 shares under the ESPP for which Mr. Small has voting power, and 4,000 shares underlying exercisable options.
(8)	Includes 2,000 shares underlying exercisable options.
(9)	Includes 63,000 shares underlying exercisable options.

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PROPOSAL 1: ELECTION OF DIRECTORS

The Corporation's Board of Directors is currently comprised of ten directors, divided into three classes with staggered terms. We currently have two classes of three directors and one class of four directors.

The Board has nominated J. Stephen Mouser, Gregory S. Schreacke and Michael L. Thomas for election to three-year term ending at the 2017 Annual Meeting. If any nominee is unable to serve, the shares represented by all valid proxy cards will be voted for election of a substitute nominee that the Board of Directors selects. At this time, the Board knows of no reason why any nominee might be unable to serve.

The following table provides personal information for each nominee and for each director continuing in office. Each of the nominees other than Gregory S. Schreacke, and each of the continuing directors other than B. Keith Johnson, is “independent” as defined by the rules of The NASDAQ Stock Market.

Nominees
Name	Age at April 10, 2014	Year First Elected or Appointed Director	Term to Expire
J. Stephen Mouser	65	1997	2017
Gregory S. Schreacke	44	2013	2017
Michael L. Thomas	59	1997	2017

Directors Continuing in Office

Gail L. Cleaver	60	2001	2016
B. Keith Johnson	53	1997	2015
Phillip J. Keller	47	2013	2016
Diane E. Logsdon	71	2000	2015
John L. Newcomb, Jr.	59	2000	2015
Roger T. Rigney	61	2013	2016
Donald Scheer	63	2004	2015

We describe the qualifications we seek in directors and how we identify prospective nominees in greater detail below under heading “Meetings and Committees of the Board of Directors — Director Nominations.” Because developing banking relationships with small to medium-sized businesses is a key component of our business development efforts, some of the attributes and skills we give significant weight to in identifying prospective directors are experience as an owner or operator of a business, service in executive positions with large business organizations, or leadership in trade, civic and charitable organizations. We believe individuals with these qualifications can be effective representatives of First Federal Savings Bank in the communities we serve.

Nominees

J. Stephen Mouser serves as the Board’s Chairman. He is President of Mouser Custom Cabinetry, LLC, a family owned cabinet manufacturer in Elizabethtown. The Company has 205 employees producing single family residential cabinetry for 210 independently owned showrooms located throughout 30 states east of the Rocky Mountains. He is a former board member of the United Way of Central Kentucky. He currently serves on a business advisory committee with Elizabethtown Community & Technical College for Students in Free Enterprise. Mr. Mouser’s extensive experience managing a successful business provides an entrepreneurial perspective to the Board of Directors.

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Gregory S. Schreacke, has served as President of the Corporation and the Bank since January 2008. He assumed principal management responsibility for the Corporation and the Bank effective February 10, 2012. Mr. Schreacke previously served as senior vice president and controller for Team Financial, Inc. in Paola, Kansas for four years. He has also served as vice president and controller for Hemet Federal Savings and Loan, as a senior accounting officer at Mercantile Trust & Savings Bank, and as founder and shareholder in Swann, Schreacke & Associates P.C., a certified public accounting practice headquartered in Quincy, Illinois.

Michael Thomas, DVM, is a partner in the Elizabethtown Animal Hospital. Dr. Thomas received a Bachelor degree in animal science from the University of Kentucky and a Doctorate of Veterinary Medicine from Auburn University. Dr. Thomas is an active member of the American Veterinary Medical Association and the Kentucky Veterinary Medical Association. Dr. Thomas provides the perspective of a local professional.

The Board of Directors unanimously recommends a vote “for all” of the above nominees.

Continuing Directors

Gail L. Cleaver is the owner and operator of Carty and Carty, Inc., a business that specializes in freight hauling. She was employed by her family’s business, Langley Trucking Company until 1983. Mrs. Cleaver also serves on the Foundation Board of Eastern Kentucky University. In addition to her business management experience, Mrs. Cleaver also holds one of the largest positions in our stock.

B. Keith Johnson served as an advisor to the President of the Company for the past two years after he stepped down as an executive officer for health reasons. He served as Chief Executive Officer of the Corporation and First Federal Savings Bank from 1997 until February 2012; Mr. Johnson joined the Bank as Comptroller in 1993 and was appointed Executive Vice President in 1995. Before joining the Corporation, he was a principal in a local accounting firm where he was extensively involved in the firm's financial institution practice. Professionally, Mr. Johnson belongs to the Kentucky Society of Certified Public Accountants and the American Institute of Certified Public Accountants and has held his CPA license since 1984. Mr. Johnson is active in civic and community affairs and continues to assist in our business development efforts. Civically, he serves on the Board of Directors for the Elizabethtown Industrial Foundation, Fort Knox Core Committee, Kosair Children’s Hospital Foundation, Better Business Bureau and the Louisville Chapter of the National MS Society. He is also a member of the Elizabethtown Rotary Club and has served in various capacities with numerous other civic and charitable organizations over the years.

Phillip J. Keller, a certified public accountant, is currently a business consultant. From September 2011 to April 2013, Mr. Keller was a Senior Vice President of Finance for PharMerica, Inc. (NYSE: PMC), a $2.1 billion institutional pharmacy servicing skilled nursing and assisted living facilities, hospitals and other long term alternative care facilities. At PharMerica, he had oversight responsibility for all aspects of finance and the finance team. Prior to joining PharMerica, Mr. Keller was Senior Vice President and Principal Accounting Officer for BioScrip, Inc. (NASDAQ: BIOS), a provider of pharmaceutical and home care services, and as Vice President of Finance, Chief Financial Officer & Treasurer for DMI Furniture Inc. (NASDAQ: DMIF), which designs, sources and distributes residential and office furniture. He has experience in restructuring underperforming businesses, leading merger, acquisition and integration activities, investor relations, SEC reporting, tax, treasury management, and leveraged financing. Mr. Keller is qualified as an “audit committee financial expert.”

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Diane E. Logsdon is currently Administrative Executive and former Chief Operating Officer for Hardin Memorial Hospital, one of the largest business organizations in Elizabethtown, Kentucky. In the latter capacity, she oversaw the clinical and financial operations of multiple hospital services and interacted regularly with medical professionals operating in Hardin County and adjoining communities. Her contacts with the Hardin County medical community are valuable to our efforts to develop professional customers. Mrs. Logsdon serves on numerous community and charity boards and is a past president of the Elizabethtown-Hardin County Chamber of Commerce. She served as a member of the Elizabethtown Comprehensive Plan Steering Committee and is past President of the Ft. Knox Chapter, Association of the United States Army. She is a past recipient of the Athena Award and has been recognized through many leadership awards. She has been honored as a Hall of Fame Award recipient by both the Chamber and the Elizabethtown Lions’ Club.

John L. Newcomb, Jr. is President and Manager of Newcomb Oil Co., LLC, a family business that owns and operates the Five Star Food Marts. He is also Manager of Newcomb Realty, LLC. He is the past Chairman of the Kentucky Petroleum Marketers Association and currently serves on the Flaget Hospital Foundation Board. Mr. Newcomb is a recognized business leader and life-long resident of Nelson County, which benefits our business development efforts in that market.

Roger T. Rigney owns and operates a law practice in Elizabethtown, Kentucky, where he had previously been a partner in Pate, Bailey & Rigney, a law firm. Mr. Rigney is also a licensed pharmacist practicing in Elizabethtown. He is an equity member of HPR Properties, LLC, a real estate company which owns and operates apartments, duplexes, and single family residential units. Mr. Rigney is a long time resident of Elizabethtown, Kentucky where he has served on numerous community organizations. He provides a wide range of professional and small business management experience, which we believe can assist our business development efforts.

Donald Scheer, a certified public accountant, is currently a partner in Scheer & Scheer, a Jefferson County-based consulting firm. He previously served as a partner with the international accounting, tax and consulting firm of Deloitte & Touche LLP. He is a member of the Kentucky Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Qualified as an “audit committee financial expert,” Mr. Scheer also brings to the Board long-standing business relationships in the Louisville market as an owner of several businesses based in Jefferson County.

During the past five years, none of our directors or executive officers has held any directorships in any other company with a class of securities registered under the Securities Exchange Act of 1934 or otherwise subject to the reporting requirements of the Act or any investment company registered under the Investment Company Act of 1940.

Non-Director Executive Officers

Charles Chaney, 62, has served as an executive officer and Chief Operating Officer since 1999. He joined the Bank in 1976 as Banking Center Manager of the Munfordville Banking Center.

Robert Whartenby, 53, joined the Corporation and the Bank as Executive Vice President and Chief Credit Officer in July 2013, with responsibility for the overall management of its loan, credit and risk policies. Before joining the Corporation, Mr. Whartenby served as Senior Vice President, Head of Commercial Credit Review at First Tennessee National Corporation from 2008 until 2013. From 2007 until 2008, he was a Senior Vice President, Division Manager of the Government Services Group at Wells Fargo Business Credit. From 1998 until 2007, Mr. Whartenby served as the Senior Credit, Risk, & Operations Leader for General Electric Capital Corporation. Mr. Whartenby has over 20 years of experience in credit underwriting, portfolio management, and credit review across C&I, CRE, syndications, private client, leasing, and specialized finance.

Anne Moran, 61, has served as an executive officer and Chief Retail Officer since 1999. Before joining the Bank in 1999, Ms. Moran was a Regional Manager for Bank One Corporation and has more than 37 years of banking experience.

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Frank Perez, 46, joined the Corporation and the Bank as Executive Vice President and Chief Financial Officer in May 2012. Mr. Perez is a certified public accountant with over sixteen years of experience in the banking industry including experience in the capital markets. He served as Chief Financial Officer and Investment Relations Officer for publicly traded Tennessee Commerce Bancorp, Inc. and its subsidiary, Tennessee Commerce Bank in Franklin, Tennessee from 2008 until 2012. From 2005 until 2008, he was the Chief Financial Officer for Cumberland Bank & Trust in Clarksville, Tennessee. Mr. Perez also has several years of experience in public accounting, chiefly with Crowe Horwath, LLP, providing accounting and consulting services to financial organizations ranging in size from de novo banks in organization to multi-bank holding companies with over $10 billion in assets. He also served in the U.S. Army from 1986 to 1996. After reporting significant asset quality issues in its SEC reports, Tennessee Commerce Bank was closed on January 27, 2012 by the Tennessee Department of Financial Institutions, which appointed the FDIC as receiver.

Dann Small, 65, joined the Bank as Executive Vice President and Chief Lending Officer in February 2012 and directs the lending program and supervises all phases of the lending operation. Before joining the Corporation, he had served since November 2010 as Managing Partner of Southport Advisory Services, LLC, providing acquisition and asset management services to financial institutions. From 1998 until November 2010, Mr. Small was Chief Credit Officer of Equicor, a finance company based in Indianapolis, Indiana. Mr. Small has over 30 years of experience in finance, lending, credit underwriting and executive management.

Board Leadership Structure

Historically, our Board has been comprised of independent non-employee directors except for our principal executive officer (and, from time to time, a former executive officer), and the Chairman of the Board has been an independent director. The Board believes this leadership structure is appropriate for the Corporation.

Board’s Role in the Risk Management Process

The Board oversees the management of risk through its Risk Management Committee and board-level Asset Liability Committee. The categories of risk overseen by these committees include legal risk, reputation risk, liquidity risk, credit risk, market risk, regulatory risk and operational risk.

The Risk Management Committee’s charter directs the Committee to discuss with management the major financial risk exposures and the steps management has taken to monitor and control such exposure, including the risk assessment and risk management policies. The Risk Management Committee receives quarterly risk assessment reports from the Director of Internal Audit, the Chief Credit Officer and other officers and then recommends the actions or steps to be taken as it deems appropriate. The Risk Management Committee reports to the Board with respect to any notable risk management issues and coordinates with other Board and management level committees as necessary. In addition, the Risk Management Committee oversees the Director of Internal Auditor’s responsibilities, budget and staffing.

The Asset Liability Committee meets quarterly with the management’s asset liability team to monitor the overall liquidity position of the Bank and the Corporation, assess interest rate and liquidity risk, monitor capital ratios and performance measures, and implement appropriate funding and balance sheet strategies. The Asset Liability Committee follows established board-approved policies and monitors guidelines to diversify our wholesale funding sources to avoid concentrations in any one-market source. The Asset Liability Committee reports to the Board with respect to any notable interest rate and liquidity risk management issues and coordinates with other Board and management level committees as necessary.

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Transactions with Related Parties

Under its charter, our Risk Management Committee has the responsibility to review, approve, and ratify all transactions between the Corporation and related parties, including loans and extensions of credit, fees and commissions for services, purchases or sales of assets, rental agreements, and any other financial arrangements.

As a financial institution, we are not subject to Section 402 of the Sarbanes-Oxley Act of 2002, which prohibits any issuer to extend, renew or arrange for the extension of credit in the form of a personal loan to or for any director or executive officer of that issuer. However, in general, loans must be made:

•	in the ordinary course of our consumer credit business;

•	of a type we generally make available to the public; and

•	on market terms, or terms that are no more favorable than those offered by the issuer to the general public.

We have long-standing written policies and procedures governing our extension of credit to related parties in compliance with the insider lending restrictions of Section 22(h) of the Federal Reserve Act or the Federal Reserve’s Regulation O. All loans to directors and executive officers or their affiliates are approved by the Executive Loan Committee, reviewed and ratified by the Risk Management Committee and promptly reported to the Board of Directors. In general, loans must be made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and do not involve more than the normal risk of collectability or contain other unfavorable terms.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held twelve regularly scheduled meetings during 2013. All directors attended at least 75% of the aggregate meetings of the Board and the committees to which they belonged. We do not have a formal policy regarding the attendance of directors at the annual meeting of shareholders. All of our directors attended the 2013 annual meeting.

The following chart shows the members and chairs of each of the Risk Management, Executive Compensation, and Nominating Committees of the Corporation in 2013, as well as the number of committee meetings held during the year. The charter of each of these committees is posted on our website at www.ffsbky.com.

	Risk Management	Executive Compensation	Nominating
Gail L. Cleaver		√	C
B. Keith Johnson
Phillip J. Keller	√	√
Diane E. Logsdon
J. Stephen Mouser	√	√	√
John L. Newcomb, Jr.		C	√
Roger T. Rigney
Donald Scheer	C		√
Gregory S. Schreacke
Michael L. Thomas		√

Number of Meetings	4	6	1

“C” indicates committee chair.

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Risk Management Committee

The Risk Management Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process including the system of internal control. In fulfilling its oversight responsibilities, the Committee is responsible for, among other things, selecting the Corporation's independent auditors, reviewing the plan and scope of the audit with the auditors and audit fees, monitoring the adequacy of reporting and internal controls, meeting regularly with internal and independent auditors, reviewing the independence of the independent auditors, reviewing the Corporation’s financial results as reported in Securities and Exchange Commission filings, and approving all auditing and non-auditing services performed by its independent auditors. The Committee also reviews examination reports from bank regulatory agencies and monitors policies pertaining to conflicts of interest as they affect directors, officers, and employees.

The Board has determined that Mr. Scheer and Mr. Keller each qualifies as an “audit committee financial expert” within the meaning of SEC rules, and that all the members of the Risk Management Committee are “independent” as defined by the rules of The NASDAQ Stock Market and the SEC.

Executive Compensation Committee

The Executive Compensation Committee is responsible for approving the compensation arrangements for our executive officers and senior management. The Committee is also responsible for the oversight and administration of the 2006 Stock Option and Incentive Compensation Plan. Customarily, the Committee invites the principal executive officer to submit recommendations as to the compensation for executives and other senior officers, which the Committee considers as one element of its process.

In anticipation of a reassessment of the Company’s executive compensation policies and practices as a result of significant changes to the management team in 2012 and the Company’s improving financial results, the Executive Compensation Committee determined to engage a compensation consultant to advise about industry trends and make recommendations with respect to executive compensation. The Committee (with the assistance of management) solicited proposals from several executive compensation consulting firms during 2012. After reviewing these proposals, the Committee selected Meyer-Chatfield Compensation Advisors, Inc. to advise and make recommendations to the Committee with respect to the compensation policies and practices of the Corporation and the Bank. Neither Meyer-Chatfield Compensation Advisors, Inc. nor its affiliates have provided any services to the Corporation or the Bank other than preparing and delivering a report to the Executive Compensation Committee on December 19, 2012. As discussed in “Compensation Discussion and Analysis,” the recommendations of its compensation consultant were one of several factors the Committee considered in making executive compensation decisions during 2013.

Compensation Committee Interlocks and Insider Participation

Each member of the Compensation Committee is a non-employee director of the Corporation. None of our executive officers serves on the compensation committee or board of directors of any other company of which any members of our Compensation Committee or any of our directors is an executive officer.

Nominating Committee

The Nominating Committee is responsible for identifying candidates to serve on the Board of Directors, making nominations to fill vacancies on the Board, and recommending the nominees to be selected by the full Board for submission to our shareholders at each annual meeting.

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Director Nominations

As a community banking institution, we serve the needs and cater to the economic strengths of the local communities in which we operate. Our business strategy emphasizes originating loans and providing financial services to small and medium-sized businesses in the markets we serve. We believe our directors should represent First Federal Savings Bank in the business community of the markets we serve and through involvement in civic and charitable organizations. Accordingly, in identifying prospective directors, we have historically looked for persons with experience as a business owner, senior manager, chief operating officer, chief financial officer, or chief executive officer of a relatively complex business organization or corporation, and who is accustomed to dealing with complex business issues. Other qualities we value include the ability to assist our business development efforts in our target markets, distinguished service in a position of leadership with trade, civic or charitable organizations, or a substantial equity ownership in our Corporation. As our operations have expanded geographically, we have added directors who reside and have business relationships in new markets we have entered or plan to enter. Having directors with experience in diverse businesses assists us in understanding and meeting the financial needs of a wider range of potential business customers. We believe that directors and director nominees should have the education, experience, intelligence, independence, fairness, reasoning ability, practical wisdom, and vision to exercise sound, mature judgments on a macro and entrepreneurial basis and should have high personal and professional ethics, strength of character, integrity, and values. Directors and nominees for director also should be free and willing to attend regularly scheduled meetings of the Board and its committees and otherwise be able to contribute an appropriate amount of time to the affairs of the Corporation and First Federal Savings Bank. Participation on other boards of directors provides breadth of experience to our Board.

In our nomination process, the Nominating Committee looks at the overall size and composition of the Board to determine the need to add or replace directors and to determine if there are any specific qualities or skills that would complement the existing strengths of our board of directors. No person can be nominated for election or appointed to the Board for a term beginning after such person attains age 75.

The Nominating Committee has the authority to use a variety of means to identify and evaluate potential director nominees including recommendations from our current directors and management, as well as input from third party executive search firms. The Nominating Committee then interviews qualified candidates and determines, based on background information and the information obtained in the interviews, whether to recommend that a candidate be nominated to the Board.

The Nominating Committee will consider qualified nominees recommended by shareholders, who may submit recommendations to the Nominating Committee in care of the Corporate Secretary, First Financial Service Corporation, 2323 Ring Road, Elizabethtown, Kentucky 42702-5006. To be considered by the Nominating Committee, shareholder nominations must be submitted before our fiscal year-end and must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve, if elected. Nominees for director who are recommended by our shareholders will be evaluated in the same manner as any other nominee for director.

Nominations by shareholders may also be made in the manner provided by our articles of incorporation and bylaws. Our articles of incorporation and bylaws provide that a shareholder entitled to vote for the election of directors may make nominations of person for election to our board of directors at a meeting of shareholders by complying with required notice procedures. Nominations must be made by written notice and the notice must be received at our principal executive office not less than 30 days nor more than 60 days before any such meeting; provided however, that if less than 31 days’ notice of the meeting is given to the shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the 10th day following the day on which notice of the meeting was mailed to shareholders.

The notice must specify:

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as to each person the shareholder proposes to nominate for election or re-election as a director:

•	the name, age, business address, and if known, residence address of the person;
•	the principal occupation or employment of the person;
•	the number of shares of our stock that are beneficially owned by the person;
•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors under Regulation 14A of the Securities Exchange Act; and

as to the shareholder giving the notice:

•	the name and record address of the shareholder and any other shareholder known to be supporting the nominee; and
•	the number of shares of our capital stock that are beneficially owned by the shareholder making the nomination and by any other supporting shareholders.

We may require that the proposed nominee furnish us with such other information as we may reasonably request to assist us in determining the eligibility of the proposed nominee to serve as a director. At any meeting of shareholders, the presiding officer may disregard the purported nomination of any person not made in compliance with these procedures.

Compensation of Non-Employee Directors

We currently do not pay cash compensation to non-employee directors of the Corporation and the Bank under the terms of agreements with bank regulatory agencies.

On September 19, 2012, the board of directors adopted the 2012 Non-Employee Director Equity Compensation Program (the "Director Program"). The Director Program enables us to compensate nonemployee directors for their service on the boards of directors of the Corporation and the Bank with stock awards. We have reserved 200,000 of the shares authorized for issuance under our shareholder-approved 2006 Stock Option and Incentive Compensation Plan (“Plan”) for stock awards under the Director Program.

The Director Program provides that each non-employee director elected or continuing in office on the date of each annual meeting of the Corporation’s shareholders will automatically receive an award of restricted stock on that date having a value of $30,000, based on the closing sale price per share of the Corporation’s common stock on the award date, rounded up to the next whole number. The shares awarded will be subject to restrictions on transfer until the close of business on the day immediately before the first anniversary of the award date, or upon the occurrence of a “change of control” of the Corporation, as defined in the Plan. If a director ceases to serve as a member of the board for any reason, that director will automatically forfeit any unvested shares subject to an award.

On May15, 2013, each of our eight non-employee directors then in office received an award of 9,934 restricted shares. The restrictions on transfer of these initial awards will expire on May 20, 2014, the day preceding the date of the 2014 annual meeting.

The following table shows the compensation we paid to each of our directors during 2013.

Name	Fees Earned Or Paid In Cash (1)	Stock Awards (2)	Option Awards	All Other Compensation		Total

Gail L. Cleaver	$-	$30,000	-	-		$30,000
B. Keith Johnson (3)	120,923	138,205	-	6,099	(4)	265,227
Phillip J. Keller	-	30,000	-	-		30,000
Diane E. Logsdon	-	30,000	-	-		30,000
J. Stephen Mouser	-	30,000	-	-		30,000
John L. Newcomb, Jr.	-	30,000	-	-		30,000
Roger T. Rigney	-	30,000	-	-		30,000
Donald Scheer	-	30,000	-	-		30,000
Michael L. Thomas	-	30,000	-	-		30,000

(1)	As of October 1, 2011, we suspended payment of cash fees for attendance at board or committee meetings.
(2)	Stock awards are shares of restricted stock. The value of the restricted stock granted under the Director Program was measured at the grant date value was $3.02 per share.
(3)	Under the terms of the Company’s February 2012 management succession plan, Mr. Johnson serves as an advisor to the President through May 21, 2014 at an annual salary of $150,000 through May 2013 and $100,000 thereafter. On October 30, 2013, the Company entered into agreements with Mr. Johnson to step down as Vice Chairman, terminate 27,641 shares issued to him in 2010 that were subject to perpetual transfer restrictions, and issue to him 27,641 shares of restricted stock subject to periodic vesting upon the satisfaction of certain performance criteria and attendance at board and committee meetings. The value of the restricted stock was measured at the grant date value of $5.00 per share.
(4)	Includes a 401(k) matching contribution of $4,866, $720 vehicle allowance, $192 life insurance premium paid for his benefit, and $321 to terminate underwater stock options at the Company’s request. Does not include a ($32,000) reduction in the value of Mr. Johnson’s accumulated pension benefit.

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EXECUTIVE COMPENSATION

Overview

The Executive Compensation Committee, which is comprised entirely of independent directors, is responsible for the design of our executive compensation program, what the program is designed to reward, and the compensation we pay with respect to each element of the program.

Beginning in 2009, as the economic downturn began to adversely affect our financial results, we froze the base salary levels of our Chief Executive Officer and our President. After the Corporation recorded net losses attributable to common shareholders, and our quarterly provisions for loan losses increased significantly in 2009, we extended the base salary freeze to all of our named executive officers and suspended our cash incentive plan for them.

From 2009 until 2012, increasing executive compensation was not a consideration. Our compensation freezes largely remained in place as the board of directors and management focused on working through the Bank’s significant asset quality and capital issues. During this period, we awarded stock options or restricted stock from time to time, on a case-by-case basis, based solely on individual performance.

Since February 2012, we have made significant changes to the senior management team. The base salaries of our new executives were determined principally through negotiations conducted by the President and approved by the Board of Directors at the time of hire. In the hiring process, we took into account the salaries the Bank had historically paid for persons having comparable responsibilities as well as compensation data for comparable banking organizations that was compiled by (and generally available from) industry sources. We also awarded stock options as part of the initial compensation package, taking into account what we have awarded persons with similar responsibilities in the past and the reduced trading price of our common stock.

As a result of significant changes to the management team and the Company’s improving financial results, the Compensation Committee concluded that a reassessment of the Company’s executive compensation policies and practices was in order.

Because no formal survey of the compensation paid by financial institutions of comparable asset size had been done for several years, the Committee initiated its reassessment by engaging an independent compensation consultant, Meyer-Chatfield Compensation Advisors, Inc., to advise about industry trends and make recommendations with respect to executive compensation. Meyer Chatfield delivered its report to the Compensation Committee on December 19, 2012.

Objectives of Compensation Program

The objectives of our compensation program, including executive compensation, are to attract and retain qualified, energetic officers and associates who are enthusiastic about the company’s mission and culture and to promote an ownership mentality among officers and key employees. We also believe that our compensation program should also be perceived as fundamentally fair to our shareholders, employees, and customers.

What Our Compensation Program is Designed to Reward

Our compensation program has been designed to reward teamwork and each individual executive’s contribution to our results. Like many community financial institutions of comparable size, our executive compensation is comprised of three components — base salary, annual performance-based cash incentive compensation, and stock-based awards under our stock incentive plan.

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The Compensation Committee’s objective is to pay base salary and annual cash incentive compensation at a level that will motivate our leadership team as well as allow us to attract and retain key employees. The Compensation Committee also awards stock-based compensation in the form of stock options or restricted stock from time to time as an additional incentive for our key employees with to improve the financial performance and growth of the company and thereby increase the value of our shares.

Historically, for purposes of awarding annual cash and equity incentive compensation we have considered return on equity, return on assets, and growth in earnings per share, which are the performance measures that the Compensation Committee believes are the primary drivers of stock price performance over time. More recently, we have emphasized asset quality and capital measures, reflecting our efforts to restore the Bank and Company to profitability and address capital needs. We also consider individual performance factors, based on the scope of the executive’s responsibilities, our evaluation of individual performance in his or her capacity, and our evaluation of the executive’s contribution to the company’s overall performance.

The Elements of Our Compensation Plan

Base Salary

We believe base salary should motivate our executives, should reward exceptional performance, and should be perceived as fair by our shareholders and not out of line with the executive salaries of comparable institutions.

We initially determine the salaries of our executives based on their responsibilities and experience. We then review executive salaries during the first quarter of each year. The Compensation Committee considers how well our company performed during the recently completed fiscal year, as well as our evaluation of each executive’s individual performance and contribution. Our President also makes a recommendation for the salaries for the upcoming year based on his assessment of our company’s financial and operational performance, attainment of earnings per share growth and other performance and operational goals, and other factors he believes should be weighed in our assessment.

In determining executive salaries, the Compensation Committee evaluates the company’s overall performance and the individual contribution of each executive officer. The Committee assesses the “teamwork” objective by considering performance measures that relate directly to the Company’s financial results. In recent years we have focused on asset quality measures that will determine the pace of our return to profitability and the restoration of capital. The Committee assesses the individual contribution component by considering the scope of each executive’s responsibilities with respect to a specific business area or the company as a whole and its evaluation of the executive’s performance. There is no specific weighting given to any of the factors considered in evaluating individual performance for the annual salary review. The decision to change salary and the amount is based on a subjective evaluation of these factors by the Compensation Committee.

The Compensation Committee will also take into account what peer financial institutions pay executives with similar responsibilities and experience and each executive’s prior salary relative to the range of salaries of comparable peer group executives. We believe that demand for executives with the experience and skill set to successfully manage community banks in the present environment is high, so we must be cognizant of market trends in compensation to effectively attract and retain talent. Historically, we have regularly obtained data from generally available industry sources to evaluate whether the salaries we pay are competitive for retention purposes. However, in 2012, with a new management team in place and the Company’s financial results showing improvement, the Compensation Committee engaged a financial consultant to provide more detailed advice about trends among community banks and to make recommendations with respect to executive compensation policies as the Company progressed toward profitability. As described below, we used the information provided by our consultant to adjust 2013 salaries of our named executive officers to be closer to median salary levels paid by peer institutions identified by our consultant. However, because we do not pay cash incentive compensation, the total compensation paid to our named executive officers was less than median levels paid by those peer institutions.

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Performance-based Cash Incentive Compensation

The second component of compensation has been annual performance-based cash incentive compensation. Historically, the cash incentive compensation paid to our executives each year has generally ranged from 0% to 20% of the executive’s salary. Beginning for 2007, the Executive Compensation Committee adopted an incentive plan that bases the annual cash incentive compensation upon the attainment of quantitative performance measures. We suspended our cash incentive plan for executive officers for 2010, after the Corporation recorded net losses in 2009, and our quarterly provisions for loan losses increased significantly.

Although the Bank was profitable in 2013, and non-performing assets returned to levels not experienced since 2009, we nevertheless continued the suspension of our pre-existing cash incentive compensation program. In making this decision, our Compensation Committee considered that over 78.5% of the votes were cast to approve the compensation of our named executive officers in the advisory vote at our 2013 annual meeting. Our new executives will be entitled to participate in any cash and equity based incentive compensation programs we adopt for future periods when we can be more assured of showing sustained earnings.

Stock-based Awards

The third component is stock-based awards under our stock incentive plan. The plan gives the Compensation Committee discretion to select key employees who receive equity awards. Historically, the Committee has granted incentive awards when an executive is first hired. It has also been our practice to consider an award when the executive’s previous equity award has fully vested. The Committee has also granted awards when it has believed a stock-based award would provide an incentive to an executive in addition to, or in lieu of, a cash incentive payment, based on the Committee’s subjective assessment of the executive’s position and responsibilities, as well as the same company and individual performance measures used in its determination of salary increases and annual bonus. The number of shares subject to awards has been based on the Committee’s subjective assessment of stock-based compensation practices of its peers, the dilutive impact of grants, the recommendation of the President, changes in the trading price of our stock over the term of prior options compared to the exercise price, financial performance and other factors the Committee has deemed relevant at the time. For the past several years, the Compensation Committee has also considered that equity awards have been the exclusive form of incentive compensation when determining the type and amount of equity awards.

Historically, we awarded stock options under our stock incentive plan. Our stock option plans have always provided that option grants must be made by the Compensation Committee or the Board of Directors, and the option price must be the trading price of our stock at closing on the date of the grant. Grants have been approved at regularly scheduled board or committee meetings, usually in December. Generally, options have had a term of ten years and 20% of the shares subject to an award vest each year beginning one year after the grant date.

More recently, our equity awards have been in the form of service-based restricted stock with multi-year vesting requirements. Restricted stock has the advantage of requiring fewer shares, having less complex accounting and income tax consequences, and providing more immediate tangible value to the recipient who the award is intended to incentivize.

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Determining Compensation

Meyer Chatfield delivered its report on our 2012 executive compensation to the Compensation Committee in December 2012. The report compared our compensation with market practices based on information derived from comparable public peers and national and regional compensation surveys for the banking and financial industry. A peer group of 20 public banks between $787 million and $1.1 billion in assets was selected from 786 public banks based on asset size, employees, capital, geographic location, median household income, and performance factors.

With the exception of our President, whose base salary was significantly below the median salary level paid by peer institutions, base salaries for our named executive officers were equivalent to median salary levels paid by peer institutions. However, because we do not pay cash incentive compensation, the total compensation paid to our named executive officers (which includes equity awards and benefits) was below than median levels of total compensation paid by the peer institutions.

The report also noted that 62% of 231 public banks with revenue similar to our Bank had awarded equity to senior executives during the prior year. The median value of the equity awards ranged of from 14% to 19% of salary, depending upon position.

During 2012, our compensation decisions were made in the context of assembling a new management team. We increased the salary of President Greg Schreacke when he took on the added responsibilities of principal executive officer in February 2012, at which time his salary had remained frozen for four consecutive years. We also increased the base salary for Chief Retail Officer Anne Moran in recognition of the continued strong performance of the business unit she leads. During the year, we hired our Chief Financial Officer Frank Perez and Chief Lending Officer Dann Small, negotiating a compensation package with each at the time of hire. Our fifth named executive officer, Chief Credit Officer Robert Whartenby, joined us in July 2013.

In determining compensation for 2013, our objective was to be competitive with market trends for executive officers of comparable financial institutions. We also took into account the positive developments under new leadership during the year. In 2012, the Bank successfully completed the sale of its Indiana branches, which enabled us to increase our capital ratios, a trend that subsequently continued through 2013. In addition, our financial performance showed significant improvement, with a reduction in losses as we worked through our asset quality issues. Another factor was retention, as the demand for executives with the experience and skill set to successfully manage community banks in the present environment is high.

Despite his 2012 salary increase, Mr. Schreacke’s salary remained well below the median for chief executives at peer institutions identified in the financial consultant’s report. We elected to increase his salary by 20% to $258,000 for 2013, which was 84% of the median level for the peer group. The following table shows the adjustments made to the salaries of our named executive officers for 2013:

Name	Position	2013 Base Salary	Percent Increase	Percent of Peer Median

G. Schreacke	Chief Executive Officer	$258,000	20.0%	84%
F. Perez	Chief Financial Officer	200,000	17.6%	109%
A. Moran	Chief Retail Officer	153,920	2.5%	105%
D. Small	Chief Lending Officer	163,800	—	103%
R. Whartenby (1)	Chief Credit Officer	205,000	n/a	n/a

(1)	Mr. Whartenby joined the Bank in July 2013.

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Our equity awards to our four named officers in February 2013 were largely consistent with the recommendations of our compensation consultant. The amounts are higher as a percentage of salary than the recommendations, reflecting that equity awards are the only incentive compensation provided under our present policy. In 2013 we awarded stock options to our executives other than the President.

In February 2013 we awarded 23,000 shares of long-term restricted stock to Mr. Schreacke, the only form of incentive compensation permitted to our principal executive officer under the compensation rules applicable to banks in which the U.S. Treasury still holds preferred shares purchased under its Capital Purchase Program. The award had a grant date market value of $65,320, or 25.3% of salary. The shares have a two-year service vesting requirement, but become transferable only if, and to the extent that, the U.S. Treasury receives payment of principal and accrued unpaid interest upon redemption or sale.

On April 29, 2013, the U.S. Treasury sold our preferred shares in an auction at a price representing 48% of the principal and accrued unpaid interest of the preferred shares. Under the U.S. Treasury’s compensation rules, this resulted in the transfer restrictions applicable to 75% of the shares awarded to Mr. Schreacke less than three months earlier becoming permanent. This effectively negated the incentive purpose of the award since Mr. Schreacke could never realize a financial return if he could never sell or transfer the shares. By mutual agreement, on June 28, 2013, we terminated the 17,250 shares subject to permanent restriction, and awarded Mr. Schreacke 20,500 shares of service-based restricted stock having a grant date value equal to the market price of the terminated shares on June 28, 2013. The shares subject to the June award vest 20% per year, which is the vesting schedule we have customarily used for our equity awards.

The following table shows the stock options awarded to our other named executive officers in 2013:

Name	2013 Equity Award	Percentage of Salary	Options	Exercise Price (1)

F. Perez	$30,747	15.4%	15,000	$2.84
A. Moran	20,498	13.3%	10,000	2.84
D. Small	20,498	12.5%	10,000	2.84
R. Whartenby (1)	49,241	24.0%	20,000	3.36

(1)	Represents trading price on February 7, 2013, or July 8, 2013 in the case of Mr. Whartenby.

On January 2, 2014, we awarded shares of restricted stock to several key employees, including our five named executive officers. These awards reflected the substantial progress made in 2013 in reducing non-performing assets and returning the Bank to profitability. The 2014 awards were largely consistent with the recommendations made by our compensation consultant in October 2013, with some adjustments to take into account that equity awards continue to be the only incentive compensation awarded under our present policy.

The following table shows the restricted stock awarded to our other named executive officers in 2014:

Name	2014 Equity Award (1)	Shares

G. Schreacke	$88,871	18,100
F. Perez	39,280	8,000
A. Moran	19,640	4,000
D. Small	20,622	4,200
R. Whartenby	26,514	5,400

(1)	Based on $4.91 closing price on January 2, 2014.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section with management. Based on the foregoing review and discussion with management, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this proxy statement.

EXECUTIVE COMPENSATION COMMITTEE

John L. Newcomb, Jr., Chair

Gail L. Cleaver

Phillip J. Keller

Stephen Mouser

Michael L. Thomas

Summary Compensation Table

The following table contains information concerning the compensation of our Principal Executive Officer, Chief Financial Officer and the next three most highly compensated executive officers (whom we refer to as our “named executive officers”).

Name and Principal Position	Year	Salary ($)	Stock Awards($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified and Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)

Gregory S. Schreacke	2013	$261,870	$85,825	$-	$-	$-	$11,091	$358,786
President, Principal	2012	193,610	-	-	-	-	7,774	201,384
Executive Officer	2011	177,625	-	16,611	-	-	10,658	204,894

Frank Perez	2013	200,715	-	30,747	-	-	-	231,462
Executive Vice President,	2012	129,886	-	39,363	-	-	24,586	193,835
Chief Financial Officer

Robert Whartenby	2013	115,609	-	49,241	-	-	9,204	174,054
Executive Vice President,
Chief Credit Officer

Dann Small	2013	157,510	-	20,498	-	-	2,898	180,906
Executive Vice President,	2012	135,840	-	19,682	-	-	12,400	167,922
Chief Lending Officer

Anne Moran	2013	156,229	-	20,498	-	(4,000)	6,774	179,501
Executive Vice President,	2012	150,105	-	-	-	4,000	6,356	160,461
Chief Retail Officer	2011	147,175	-	6,645	-	8,000	8,831	170,651

(1)	Stock awards are shares of restricted stock.
(2)	Amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC 718, for stock options granted during 2013, 2012 and 2011. Assumptions used in calculating the value of stock option awards are discussed in Note 17 to the consolidated financial statements in our 2013 Annual Report on Form 10-K.
(3)	Represents the change in actuarial present value of the Corporation’s defined benefit plan.
(4)	All other compensation for the named executive officers is set forth below.

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Name	Vehicle Allowance	401 (k) Matching Contribution	Life Insurance Premiums Paid for Benefit of Employee	Stock Option Termination Settlement	Rent and Living Expense Reimbursement	Total Other Compensation

Gregory Schreacke	$-	$10,475	$-	$616	$-	$11,091
Frank Perez	-	-	-	-	-	-
Robert Whartenby	-	-	-	-	9,204	9,204
Dann Small	-	2,898	-	-	-	2,898
Anne Moran	-	6,249	392	133	-	6,774

None of our named executive officers currently has an employment agreement.

Change in Control Agreements

We have entered into an agreement with each of our named executive officers other than Mr. Schreacke which provide that the executive will be entitle to receive a lump sum payment equal to one year of base salary if the executive's employment with the Company is involuntarily terminated without Cause, or if the executive terminates employment for Good Reason, in each case within 30 days before or 180 days after a Change in Control. The executive will not be entitled to the severance benefit if the executive accepts a comparable position from the Company's successors or affiliates, or if the executive is offered but fails to accept a comparable position from the Company or its successors and affiliates. In addition, the Company has no obligation to make the severance payment unless the Company can certify make the certifications as to the executive’s conduct required by banking regulations governing parachute payments, and such payment is approved by the FDIC. The executive must return any portion of the severance payment if it is subsequently determined that the executive is substantially responsible for, or has violated the respective acts or omissions, conditions, or offenses outlined under banking regulations governing parachute payments.

The agreements define "Change in Control" as:

•	an event or series of events that have the effect of any person other than any trustee or other employee benefit plan fiduciary becoming the beneficial owner, directly or indirectly, of securities representing 50% or more of the combined voting power of the Company's then outstanding stock;
•	during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute a majority of the Board, unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or
•	shareholders approve a definitive agreement to do one of the following:
o	merge the Company with or into another company (unless the voting securities of the Company outstanding immediately prior to the merger continue to represent more than 50% of the combined voting power of the Company or surviving entity immediately after such transaction);
o	sell or otherwise transfer all or substantially all of the Company's assets or
o	adopt a plan of liquidation.

The agreements define "Good Reason" to mean one or more of the following conditions arising without the consent of executive, and which is not cured within 30 days:

•	a material diminution in Employee’s base compensation;
•	a material diminution in Employee’s authority, duties or responsibilities;
•	a material diminution in the authority, duties or responsibilities of the supervisor to whom employee is required to report, including a requirement that employee report to a corporate officer or employee instead of reporting directly to the Board of Directors;
•	a material diminution in the budget over which Employee retains authority;
•	a material change in the geographic location at which Employee must perform his or her services or
•	any other action or inaction that constitutes a material breach by the Company of the agreement.

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In each case, Employee must give the Company notice of the condition within 90 days of the initial existence of the condition, and the termination of employment must occur within six months following the initial existence of the applicable condition.

Grants of Plan-Based Awards

The following table contains information concerning each grant of an award made to the continuing named executive officers during 2013.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)

Gregory Schreacke	2/07/2013	23,000	(2)	-	$-	$65,320
	6/28/2013	20,500	(2)	-	-	69,495
Frank Perez	2/07/2013	-		15,000	2.84	30,747
Robert Whartenby	7/08/2013	-		20,000	3.36	49,241
Dann Small	2/07/2013	-		10,000	2.84	20,498
Anne Moran	2/07/2013	-		10,000	2.84	20,498

(1)	The options vest at a rate of 20% per year.
(2)	On April 29, 2013, the U.S. Treasury sold our preferred shares in an auction at a price representing 48% of the principal and accrued unpaid interest of the preferred shares. This resulted in the transfer restrictions applicable to 75% of the shares awarded to Mr. Schreacke on February 7, 2013 becoming permanent. By mutual agreement, on June 28, 2013, the 17,250 shares subject to permanent restriction were terminated, and Mr. Schreacke was awarded 20,500 shares of service-based restricted stock with a grant date value equal to the market price of the terminated shares on June 28, 2013. The shares awarded in June vest 20% per year on each anniversary of the grant date.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information concerning outstanding option and stock awards held by the continuing named executive officers at December 31, 2013.

	Option Awards				Stock Awards
	Number of	Number of			Number of	Market Value
	Securities	Securities			Shares	of Shares
	Underlying	Underlying			of Stock	of Stock
	Unexercised	Unexercised	Options	Option	That Have	That Have
	Options (#)	Options (#)	Exercise	Expiration	Not Vested	Not Vested
Name	Exercisable	Unexercisable (1)	Price ($)	Date	(#)	($)(2)

Gregory Schreacke	15,000	10,000	4.070	12/31/2020	-	-
	10,000	15,000	1.530	12/30/2021	-	-
	-	-	-	-	5,750	28,233
	-	-	-	-	20,500	100,655

Frank Perez	4,000	16,000	3.100	5/14/2022	-	-
	-	15,000	2.840	2/07/2023	-	-

Robert Whartenby	-	20,000	3.360	7/08/2023	-	-

Dann Small	2,000	8,000	3.100	5/14/2022	-	-
	-	10,000	2.840	2/07/2023	-	-

Anne Moran	24,000	6,000	9.060	12/31/2019	-	-
	6,000	4,000	4.070	12/31/2020	-	-
	4,000	6,000	1.530	12/30/2021	-	-
	-	10,000	2.840	2/07/2023	-	-

(1)	All option awards are incentive stock options with a ten year term. Except as noted, 20% of the options will vest each year, beginning one year after the grant date, and on each anniversary thereafter.

(2)	Based on $4.91 closing price per share on December 31, 2013.

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Option Exercises and Stock Vested

There were no option exercises or vesting of stock awards held by the named executive officers during 2013.

Pension Benefits

The Bank participates in a multiple-employer defined benefit pension plan covering only employees hired before June 1, 2002. Service credit for purposes of eligibility and vesting is retroactive to the date of employment. Years of credit service ceased to accrue on February 28, 2003, when the plan was frozen. The following table provides information regarding pension benefits payable at December 31, 2013 to the named executive officer who participates in the pension plan.

			Present Value	Payments
		Number of Years	of Accumulated	During Last
		Credited Service	Benefit	Fiscal Year
Name	Plan Name	(#) (1)	($)	($)

Anne Moran	Pentegra Defined Benefit
	Plan for Financial Institutions	2.25	40,000	-

(1)	Years of credited services through February 28, 2003, when the plan was frozen.

A qualifying employee becomes fully vested in the plan upon completion of five years' service or when the normal retirement age of 65 is attained. The plan is intended to comply with the requirements for a "tax qualified" defined benefits plan under the Internal Revenue Code, and with the provisions of the Employee Retirement Income Security Act of 1974.

Each participant is entitled to receive monthly payments at normal retirement age. The annual allowance payable under the plan is equal to 1.5% of the career average earnings multiplied by the years of credited service. A participant who has attained the age of 45 and completed ten years of service may take an early retirement and elect to receive a reduced monthly benefit beginning immediately.

Nonqualified Deferred Compensation

The Corporation and the Bank have no plans that provide for deferral of compensation on a nonqualified basis.

RISK MANAGEMENT COMMITTEE REPORT

The Risk Management Committee has furnished the following report:

It is the responsibility of management to prepare the financial statements and the responsibility of Crowe Horwath LLP, our independent registered public accounting firm, to audit the financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). The Risk Management Committee has adopted a written charter, and the functions and responsibilities of the Risk Management Committee are described in that charter.

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In connection with its review of First Financial Service Corporation’s financial statements for 2013, the Risk Management Committee:

•	has reviewed and discussed the audited financial statements with management;

•	has discussed with the independent public accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T:

•	has received the written disclosures and the letter from the independent accountants required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence”, and has discussed with the independent accountant the independent accountant’s independence; and

•	has approved the audit and non-audit services of the independent public accountant for 2014.

The Risk Management Committee also discussed with management and the independent public accountants the quality and adequacy of the Corporation’s internal controls and the organization, responsibilities, budget, and staffing of the internal audit function. The Committee reviewed with the independent public accountants their audit plans, audit scope, and identification of audit risks.

Based on the review and discussions referred to above, the Risk Management Committee recommended to the Board of Directors that the audited financial statements be included in First Financial Service Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013.

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RISK MANAGEMENT COMMITTEE

Donald Scheer, Chair

Phillip Keller

Stephen Mouser

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our compensation policies and decisions are designed to promote the Company’s business strategies and the interests of its shareholders by providing incentives needed to attract, motivate and retain key executives who are critical to our long-term success as a financial institution.

We urge shareholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which discusses how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the Board of Directors believe that its compensation design and practices are effective in implementing the Company’s strategic goals and business strategies.

We are required to submit a proposal to shareholders for a (non-binding) advisory vote to approve the compensation of our named executive officers pursuant to Section 14A of the Securities Exchange Act of 1934. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of the named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation practices described in this proxy statement. Accordingly, the following resolution is submitted for shareholder vote at the 2014 Annual Meeting:

“RESOLVED, that the shareholders of First Financial Service Corporation approve, on an advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2014 Annual Meeting, including the Summary Compensation Table and the Compensation Discussion and Analysis set forth in that proxy statement and other related tables and disclosures.”

As this is an advisory vote, the result will not be binding on the Company, the Board of Directors or the Compensation Committee, although the Compensation Committee will consider the outcome of the vote when evaluating the compensation program. Proxies submitted to us without instructions will be voted “FOR” the approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

The Board of Directors recommends that shareholders vote “FOR” the approval, on an advisory basis, of the compensation of its named executive officers, as disclosed in this proxy statement.

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF HOLDING

AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the of the Securities Exchange Act of 1934 also requires us to submit to shareholders an advisory vote as to whether the stockholder advisory vote to approve the compensation of its named executive officers, Proposal Three above, should occur every one, two or three years. You may cast your vote by choosing one year, two years or three years or you may abstain from voting when you vote for the resolution set forth below.

In formulating its recommendation, the board of directors considered that the compensation of the Company’s named executive officers has already been submitted to a non-binding advisory vote each year since 2009, when the United States Treasury held the Company’s preferred stock purchased under the Capital Purchase Program before selling it to institutional investors on April 29, 2013.

Accordingly, the following resolution is submitted for stockholder vote at the 2014 Annual Meeting:

“RESOLVED, that the highest number of votes cast by the shareholders of First Financial Service Corporation for the option set forth below shall be the preferred frequency with which the Company is to hold an advisory vote on the approval of the compensation of its named executive officers included in the proxy statement:

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•	every year, or
•	every two years, or
•	every three years.”

Of these three options, the option that receives the highest number of votes cast will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, as this is an advisory vote, the result will not be binding on our Board of Directors or the Company. The Compensation Committee will consider the outcome of the vote when determining how often the Company should submit to shareholders an advisory vote to approve the compensation of its named executive officers included in the Company’s proxy statement. Proxies submitted without instructions will be voted for the option of “1 Year.”

The Board of Directors recommends that shareholders vote “FOR” the option of “1 Year” as the frequency with which shareholders are provided an advisory vote on the compensation of its Named Executive Officers included in the Company’s proxy statement.

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PROPOSAL 4: Ratification of Independent Auditors

The Risk Management Committee has appointed Crowe Horwath LLP as the Corporation’s independent public accountants and auditors for the year-ended December 31, 2014. A resolution will be presented at the Annual Meeting to ratify the appointment of Crowe Horwath LLP. If the shareholders fail to ratify the appointment of Crowe Horwath LLP, the Risk Management Committee will take this result into account when appointing an independent auditor for fiscal year 2015. Even if the appointment is ratified, the Risk Management Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm as the Company’s independent auditors at any time during the year if the Risk Management Committee believes that such a change would be in the best interests of the Company and its shareholders. A representative of Crowe Horwath LLP is expected to attend the annual meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if he desires to do so. Crowe Horwath LLP has served as our independent public accountants and auditors since the 1999 fiscal year.

Audit Fee Table

		Audit-Related	Tax-Related	All
Year	Audit Fees	Fees	Fees	Other Fees
2013	$168,000	$38,200	$44,220	$-
2012	$163,000	$35,850	$20,275	$70,000

Audit Fees

Fees for audit services provided by Crowe Horwath LLP, as disclosed in the above “Audit Fee” table, primarily include the audit and review of our annual and quarterly financial statements included in Forms 10-K and 10-Q and annual audit of internal control over financial reporting.

Audit-Related Fees

Fees for audit related services provided by Crowe Horwath LLP, as disclosed in the above “Audit Fee” table, primarily include the audit of our 401k/ESOP plan, a mandated U.S. Department of Housing and Urban Development (HUD) Federal Housing Administration (FHA) compliance audit and consulting on accounting matters.

Tax-Related Fees

Fees for tax services provided by Crowe Horwath LLP, as disclosed in the above “Audit Fee” table, primarily include tax compliance and consulting services.

All Other Fees

Fees for all other services provided by Crowe Horwath LLP, as disclosed in the above “Audit Fee” table, primarily include fees for review of information, certain fraud procedures and other authorized and approved services for 2012.

The Risk Management Committee of the Board of Directors has considered whether the provision of the services covered under the caption “All Other Fees”, above, is compatible with maintaining the principal accountants’ independence.

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The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year.

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CODE OF ETHICS

Our Board of Directors adopted a Code of Business Ethics and Conduct, which is designed to help officers, directors, and employees resolve ethical issues in an increasingly complex business environment. The Code of Business Ethics and Conduct is applicable to all of our officers, directors, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions. The Code of Business Ethics and Conduct covers topics, including but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. A copy of our Code of Business Ethics and Conduct is available to any person free of charge by contacting Janelle Poppe, Corporate Secretary Treasurer, First Federal Savings Bank, 2323 Ring Road, Elizabethtown, Kentucky 42701 (telephone) 270-765-2131.

Waivers from our Code of Business Ethics and Conduct are discouraged, but any waivers from the Code of Business Ethics and Conduct that relate to our principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions or any other executive officer or director must be approved by the Board of Directors.

COMMUNICATIONS WITH OUR BOARD

Any stockholder or interested party who wishes to communicate with our Board of Directors or any specific director, including non-management directors, may write to:

Board of Directors

First Financial Service Corporation

2323 Ring Road

Elizabethtown, Kentucky 42701

Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed (for example, if the communication received deals with questions, concerns, or complaints regarding accounting, internal accounting controls, and auditing matters, it will be forwarded by management to the Chairman of the Risk Management Committee for review);

•	attempt to handle the inquiry directly, for example where it is a request for information about us or our operations or it is a stock-related matter that does not appear to require direct attention by our Board of Directors or an individual director.

At each meeting of the Board of Directors, our Chairman of the Board presents a summary of all communications received since the last meeting of the Board of Directors that were not forwarded and will make those communications available to any director on request.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Corporation's officers, directors, and persons who own more than ten percent of the outstanding Common Stock must file reports detailing their ownership of Common Stock, and to furnish the Corporation with copies of all such reports. Based solely on its review of the copies of such reports, the Corporation believes that all of its officers and directors have complied with the reporting requirements during 2013.

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SHAREHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

Any shareholder who intends to present a proposal at the 2015 Annual Meeting of shareholders must deliver the proposal to the Corporate Secretary not later than December 23, 2014 to be included in the proxy statement for the 2015 Annual Meeting. Any such proposals and any nominations of candidates for election of directors must comply with the Corporation’s Articles of Incorporation and the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. We expect to exercise discretionary voting authority granted under any proxy form which is properly executed and returned to the Corporation on any matter not described in the proxy statement that may properly come before the 2015 Annual Meeting unless written notice of the matter is delivered to the Corporation at its corporate offices, addressed to the Corporate Secretary of the Corporation, no later than 30 days prior to the date of the 2015 Annual Meeting, currently scheduled for May 20, 2015.

* * * * *

By Order of the Board of Directors

Janelle Poppe
Corporate Secretary

Elizabethtown, Kentucky

April 21, 2014

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

FIRST FINANCIAL SERVICE CORPORATION
2323 RING ROAD
ELIZABETHTOWN, KY 42701-5006

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors
Nominees

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 J. Stephen Mouser 02 Gregory S. Schreacke 03 Michael L. Thomas

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2 To approve, in a non-binding advisory vote, the compensation of the Corporation's named executives as disclosed in the accompanying proxy statement.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
3 To vote, on an advisory basis, on the frequency of holding an advisory vote on the compensation of the Corporation's named executives.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business matters as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000210996_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report/10K, Presidents Letter is/are available at www.proxyvote.com .

FIRST FINANCIAL SERVICE CORPORATION
Annual Meeting of Shareholders
May 21, 2014 5:00 PM
This proxy is solicited by the Board of Directors

The undersigned shareholder in First Financial Service Corporation (the"Corporation") hereby appoints the Board of Directors of the Corporation, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Corporation's home office, 2323 Ring Road, Elizabethtown, Kentucky, on Wednesday, May 21, 2014, at 5:00 p.m. local time, or at any adjournment thereof, with all the powers the undersigned would possess, including full power to vote the shares cumulatively in the election of directors, if the undersigned was present personally at the Annual Meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000210996_2 R1.0.0.51160